                                                                    Exhibit 99.1

                                                                          [LOGO]

CONTACT:
Carl Womack, Chief Financial Officer (714) 414-4003


FOR IMMEDIATE RELEASE
---------------------

                      PACIFIC SUNWEAR REPORTS THIRD QUARTER
       NET INCOME INCREASES 54%, EXCEEDS CONSENSUS EPS ESTIMATES BY $.02,
                         YEAR TO DATE NET INCOME UP 73%

        ANAHEIM, CA/NOVEMBER 10, 2003 --- Pacific Sunwear of California, Inc. (NASDAQ:PSUN) reported today that net income for the third quarter of fiscal 2003 was $24.5 million, or $.32 per share, basic, and $.31 per share, diluted, an increase of 54% over net income of $15.9 million, or $.22 per share, basic, and $.21 per share, diluted, for the third quarter of fiscal 2002.

        Sales for the third quarter of fiscal 2003 were $281.3 million, an increase of 23.3% over sales of $228.2 million for the third quarter of fiscal 2002. Company same-store sales increased 13.8% for the third quarter of fiscal 2003 with PacSun same-store sales up 13.2% and d.e.m.o. same-store sales up 19.9%.

        "I am very proud of the Company's successes during the first nine months of fiscal 2003. We have made great strides in all product areas and expect to have significant improvement in sales per square foot and operating margin in 2003. For the fourth quarter of fiscal 2003, the Company is comfortable with the mean consensus earnings per share estimate of analysts of $.37, and is based on our assumption of a 5-6% same store sales increase for the quarter. We enter Holiday 2003 feeling very good about our assortments. For fiscal 2004, our guidance is for 20% earnings growth over fiscal 2003. In 2003, d.e.m.o. has become a strong second concept that in no way erodes our core business. We remain very much on track to grow to 1,400 stores by the end of 2007, which will incorporate 1,000 PacSun stores and 400 d.e.m.o. stores", stated Greg Weaver, Chairman and Chief Executive Officer.

        Net income for the first nine months of fiscal 2003 was $45.9 million, or $.60 per share, basic, and $.59 per share, diluted, an increase of 73% over net income of $26.5 million, or $.36 per share, basic, and $.35 per share, diluted, for the first nine months of fiscal 2002. Sales for the first nine months of fiscal 2003 were $714.0 million, an increase of 22.9% over sales of $580.8 million for the first nine months of fiscal 2002. Company same-store sales increased 13.7% for the first nine months of fiscal 2003 with PacSun same-store sales up 12.4% and d.e.m.o. same-store sales up 25.5%.

        Pacific Sunwear is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of November 1, 2003, the Company operated 664 PacSun stores, 78 PacSun outlet stores and 121 d.e.m.o. stores, for a total of 863 stores in 50 states and Puerto Rico. PacSun's website address is www.pacsun.com.

        The comments in this press release with respect to our assortment for the upcoming holidays, fourth quarter sales and earnings estimates, fiscal 2004 earnings growth of 20%, the potential for 1,400 stores by fiscal 2007 are forward-looking statements and involve risks and uncertainties, including changes in consumer demands and preferences, competition from other retailers and uncertainties generally associated with apparel retailing. The historical results achieved are not necessarily indicative of future prospects of the Company.

        More information on factors that could affect the Company's financial results is included in the Company's Report on Form 10-K for the year ended February 1, 2003 and subsequent periodic reports filed with the Securities and Exchange Commission.

                                    - MORE -


          3450 East Miraloma Avenue * Anaheim, CA 92806 * (714)414-4000

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
                          SUMMARY STATEMENT OF INCOME
                                   (UNAUDITED)
                (IN $ THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                           THIRD QUARTER ENDED                      NINE MONTHS ENDED
                                      -------------------------------        -------------------------------
                                      NOV. 1, 2003       NOV. 2, 2002        NOV. 1, 2003       NOV. 2, 2002
                                      ------------       ------------        ------------       ------------
Net sales                             $    281,253       $    228,239        $    713,976       $    580,803
Gross margin                               100,617             78,915             244,305            188,687
Selling, G&A expense                        61,358             52,959             170,499            145,126
                                      ------------       ------------        ------------       ------------
Operating income                            39,259             25,956              73,806             43,561
Interest income (expense)                      213               (140)                342               (593)
                                      ------------       ------------        ------------       ------------
Income before taxes                         39,472             25,816              74,148             42,968
Income tax expense                          14,963              9,914              28,281             16,500
                                      ------------       ------------        ------------       ------------
Net income                            $     24,509       $     15,902        $     45,867       $     26,468
Net income per share, basic *         $       0.32       $       0.22        $       0.60       $       0.36
Net income per share, diluted *       $       0.31       $       0.21        $       0.59       $       0.35
Weighted average shares
outstanding, basic *                    77,685,516         73,955,606          76,031,944         73,879,124

Weighted averaged shares
outstanding, diluted *                  79,876,426         74,923,747          78,322,218         74,947,662

* Prior year shares outstanding and earnings per share have been adjusted for the three-for-two stock splits effected December 18, 2002, and August 25, 2003.


          3450 East Miraloma Avenue * Anaheim, CA 92806 * (714)414-4000

                            BALANCE SHEET HIGHLIGHTS
                                   (UNAUDITED)
                                (IN $ THOUSANDS)

                                                 NOV. 1, 2003   FEB. 1, 2003   NOV. 2, 2002
                                                 ------------   ------------   ------------
ASSETS
Current assets:
Cash & cash equivalents                            $ 83,495       $ 36,438       $   --
Short-term investments                               10,410           --             --
Inventories                                         169,184        123,433        150,027
Other current assets                                 25,395         22,762         21,043
                                                   --------       --------       --------
     Total current assets                           288,484        182,633        171,070
Property and equipment, net                         203,763        201,513        197,128
Other long-term assets                               16,802         15,597         16,560
                                                   --------       --------       --------
Total assets                                       $509,049       $399,743       $384,758

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Line of credit                                         --             --            9,000
Accounts payable and accrued expenses                78,842         62,978         68,170
Income taxes payable                                  7,450          8,000         10,189
Current portion of long-term debt and capital
     leases                                           1,952          2,350          1,625
                                                   --------       --------       --------
     Total current liabilities                       88,244         73,328         88,984
Long-term portion of debt and capital leases          1,935          3,338          1,472
Other long-term liabilities                          29,084         20,686         17,285
                                                   --------       --------       --------
Total liabilities                                   119,263         97,352        107,741
Total shareholder's equity                          389,786        302,391        277,017
                                                   --------       --------       --------
Total liabilities and shareholders' equity         $509,049       $399,743       $384,758



          3450 East Miraloma Avenue * Anaheim, CA 92806 * (714)414-4000

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                        CONDENSED CONSOLIDATED CASH FLOWS
                                   (UNAUDITED)
                                (IN $ THOUSANDS)

                                                                FOR THE NINE MONTHS ENDED
                                                               ----------------------------
                                                               NOV. 1, 2003    NOV. 2, 2002
                                                               ------------    ------------
Cash flows from operating activities:
Net income                                                       $ 45,867        $ 26,468
Depreciation & amortization                                        26,939          24,903
Loss on disposal of property and equipment                          1,492           3,125
Changes in operating assets and liabilities:
     Inventories                                                  (45,751)        (47,515)
     Accounts payable and accrued expenses                         15,864          12,934
     Income taxes and deferred income taxes                        13,899           1,447
     Other assets and liabilities                                   4,560             923
                                                                 --------        --------
       Net cash provided by operating activities                   62,870          22,285
Cash flows from investing activities:
     Short-term investment purchases                              (10,410)           --
     Capital expenditures                                         (30,681)        (30,127)
                                                                 --------        --------
       Net cash used in investing activities                      (41,091)        (30,127)
Cash flows from financing activities:
     Proceeds from exercise of stock options                       27,111           1,609
     Repayments under long-term debt and capital leases            (1,800)        (25,903)
     Cancellation of fractional shares due to 3-for-2
      stock split                                                     (33)           --
     Net borrowings under credit facility                            --             9,000
                                                                 --------        --------
       Net cash provided by/(used in) financing activities         25,278         (15,294)
                                                                 --------        --------
Net increase/(decrease) in cash and cash equivalents               47,057         (23,136)
Cash and cash equivalents, beginning of period                     36,438          23,136
                                                                 --------        --------
Cash and cash equivalents, end of period                         $ 83,495        $   --


                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                          SELECTED STORE OPERATING DATA

                                                        NOV. 1, 2003  NOV. 2, 2002
                                                        ------------  ------------
Stores open at beginning of fiscal year                       791           718
Stores opened during first nine months                         75            78
Stores closed during first nine months                         (3)           (9)
                                                           ------        ------
Stores open at end of third quarter                           863           787

Other operating data:
PacSun stores                                                 664           607
Outlet stores                                                  78            71
d.e.m.o. stores                                               121           109
Total square footage at end of period (in thousands)        2,937         2,626



          3450 East Miraloma Avenue * Anaheim, CA 92806 * (714)414-4000